STATUTORY DURABLE POWER OF ATTORNEY
NOTICE:  THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING.  THEY ARE EXPLAINED IN THE DURABLE POWER OF ATTORNEY ACT, CHAPTER XII, SECTION 490, TEXAS PROBATE CODE.  IF YOU HAVE ANY QUESTIONS ABOUT THESE POWERS, OBTAIN COMPETENT LEGAL ADVICE.  THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL AND OTHER HEALTH-CARE DECISIONS FOR YOU.  YOU MAY REOVKE THIS POWER OF ATTORNEY IF YOU LATER WISH TO DO SO.
I, D. R. Zachry, Jr., my social security number being __________, appoint Jeanne Zachry as my agent to act for me in any lawful way with respect to the following initialed subject:
TO GRANT ALL OF THE FOLLOWING POWERS, INITIAL THE LINE IN FRONT OF (N) AND IGNORE THE LINES IN FRONT OF THE OTHER POWERS.
TO GRANT ONE OR MORE, BUT FEWER THAN ALL OF THE FOLLOWING POWERS, INITIAL THE LINE IN FRONT OF EACH POWER YOU ARE GRANTING.
THE WITHHOLD A POWER, DO NOT INITIAL THE LINE IN FRONT OF IT.  YOU MAY, BUT NEED NOT, CROSS OUT EACH POWER WITHHELD.
INITIAL

__________
(A)
real property transactions;
__________
(B)
tangible personal property transactions;
__________
(C)
stock and bond transactions;
__________
(D)
commodity and option transactions;
__________
(E)
banking and other financial institution transactions;
__________
(F)
business operating transactions;
__________
(G)
insurance and annuity transactions;
__________
(H)
estate, trust and other beneficiary transactions;
__________
(I)
claims and litigation;
__________
(J)
personal and family maintenance;
__________
(K)
benefits from social security, Medicare, Medicaid, or other governmental programs or civil or military service;
__________
(L)
retirement plan transactions;
__________
(M)
tax matters;
_/s/DRZ___
(N)
ALL OF THE POWERS LISTED IN (A) THROUGH (M).  YOU NEED NOT INITIAL ANY OTHER LINES IF YOU INITIAL LINE (N).

SPECIAL INSTRUCTIONS
ON THE FOLLOWING LINES YOU MAY GIVE SPECIAL INSTRUCTIONS LIMITING OR EXTENDING THE POWERS GRANTED TO YOUR AGENT.

UNLESS YOU DIRECT OTHERWISE ABOVE, THIS POWER OF ATTORNEY IS EFFECTIVE IMMEDIATELY AND WILL CONTINUE UNTIL IT IS REVOKED.
CHOOSE ONE OF THE FOLLOWING ALTERNATIAVES BY CROSSING OUT THE ALTERNATIVE NOT CHOSEN:
(A) This power of attorney is not affected by my subsequent disability or incapacity.
(B) This power of attorney becomes effective upon my disability or incapacity.
YOU SHOULD CHOOSE ALTERNATIVE (A) IF THIS POWER OF ATTORNEY IS TO BECOME EFFECTIVE ON THE DATE IT IS EXECUTED.  IF NEITHER (A) OR (B) IS CROSSED OUT, IT WILL BE ASSUMED THAT YOU CHOSE ALTERNATIVE (A).
THE ATTORNEY IN FACT OR AGENT, BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.
I agree that any third party who receives a copy of this document may act under it.  Revocation of the durable power of attorney is not effective as to a third party until the third party receives actual notice of the revocation.  I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.
If any agent named by me dies, becomes legally disabled, resigns or refuses to act, I name the following (each to act along and successively, in the order named as successor(s) to that agent:  Mollye Tillman.
Signed this 25th day of June, 1999.

/s/ D. R. Zachry, Jr.
D. R. Zachry, Jr.

STATE OF TEXAS

COUNTY OF TITUS

This instrument was acknowledged before me on the 25th day of June, 1999, by D. R. Zachry, Jr..

[S E A L]
/s/ Mary Ann Munsinger
Notary Public in and for the State of Texas
Name (print):  Mary Ann Munsinger
My Commission Expires: January 10, 2001